EXHIBIT 10.4

AllscriptsMisys Incentive Plan 2008/2009

The AllscriptsMisys Incentive Plan is designed to motivate and reward performance that drives the achievement of the new vision and strategy for Allscripts. The Plan is effective for the current fiscal year (June 1, 2008 – May 31, 2009) and supersedes and/or replaces all previous bonus plans. The level of achievement against the Allscripts operating profit target for the fiscal year will determine the overall budget for payments.

Transition from Legacy Allscripts and Misys plans to the new AllscriptsMisys Incentive Plan

The Misys Healthcare Systems Bonus Plan has been replaced by the AllscriptsMisys Incentive Plan. Legacy Misys employees who are currently eligible for the Misys Healthcare Systems Bonus plan will be eligible for the new AllscriptsMisys Incentive Plan for the full fiscal year and be eligible to receive 100% of their target bonus based upon the criteria outlined in this document.

Legacy Allscripts employees who are currently in the WIG/Allscripts Company Bonus Plan will be eligible for the new AllscriptsMisys Incentive Plan through the remainder of the fiscal year and are eligible to receive 75% of their target annual bonus based upon the criteria outlined in this document. The WIG/Allscripts Company Bonus Plan has been discontinued.

Plan Summary

For this fiscal year performance will be based upon the results of several Allscripts business objectives and your personal objectives agreed to for the financial year.

Achievement of the Allscripts operating profit target determines the potential bonus payment and a minimum threshold level of achievement of 85% of target must be achieved before any bonus is payable. The targets and corresponding levels of potential bonus payment are detailed in the table below.

Actual individual bonus payments will be calculated based upon the result of the company or business unit operating profit and business objectives results as outlined.

Plan Structure

The plan is comprised of two elements:

•	the payment budget/funding target which must be achieved before any payments can be made. The target measure used is the Company operating profit;

•	a series of performance metrics linked to the Allscripts strategic plan which will determine how any available bonus will be calculated and paid once the minimum funding target has been met.

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Payment Budget Calculation

•	Allscripts operating profit must achieve a threshold of 85% of target for any payment to be made in the AllscriptsMisys Incentive Plan as shown in the table below:

Allscripts Operating Profit ($m)	Operating Profit Achievement (as a % of Allscripts Operating Profit)	Percent of Bonus Funding Achieved
<112.9	<85%	0%
112.9	85%	25%
117.0	90%	50%
121.0	95%	75%
125.1	100%	100%
130.5	105%	112.5%
136.0	110%	125%
141.4	115%	137.5%
146.8	120%	150%
>146.8	>120%	150%

NB. Progression between points is linear.

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Business performance is that reported for the financial year 2008/09 by AllscriptsMisys. Details of the business financial targets and progress against these during the year will be confirmed by senior management.

Performance Metrics

Once the minimum funding has been met, bonuses will be calculated based upon results of business objectives and individual performance. Weighting for the business and individual objectives is shown on Appendix 1.

Company Metrics

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The AllscriptsMisys Incentive Plan 08/09 uses key objectives directly taken from the Allscripts Business Strategy Scorecard to align all employees in the plan to a single set of objectives that everyone can support.

•	All employees have the ability to directly impact some or all of the objectives in the plan and therefore contribute to the success of Allscripts and future bonus payments.

•

Actual payments to employees will be calculated based on performance against the results of the business objectives (Company or Business Unit, if the employee is assigned to one business unit within Allscripts) as detailed in Appendix 2 and as determined by the Company in its sole discretion.

Individual Performance Metrics

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Personal performance will be assessed by each individual’s line manager and will take into account individual objectives results during the financial year including input from the Company’s Performance Management Plan (PMP).

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•	Personal performance result will be the annual performance rating.

•	Personal performance will account for 10%, 30% or 50% of your bonus, depending on organizational level/title as shown on Appendix 2.

•	The target payment for individual performance will vary for different annual performance ratings with a Successful performer targeted at 100% of their individual bonus target component as shown below.

•	Inconsistent rating will reduce overall bonus payment by 50%

•	Unacceptable rating reduces the overall bonus to 0%

•	All of the individual performance bonus payments will be subject to managers returning an overall performance distribution that is acceptable to the business during the PMP process.

Performance Rating	% of Individual Component to be Paid
Exceptional	(Min) 105% - (Target) 120%
Strong	(Min) 100% - (Target) 110%
Successful	(Min) 90% - (Target) 100%

Note: A range is necessary as the overall bonus spend cannot exceed budget. If a desired performance distribution is achieved, then target percentages would be applied. The individual component percent would need to be revised within the range if the desired performance distribution is not achieved.

Plan Rules

Eligibility

•	Participation in the Plan is only available to employees who have been notified in writing by the Company of their participation under this Plan.

•	To qualify for a payment, personal performance must be at a satisfactory level, as determined by the employee’s manager and the Company in its sole discretion.

•	Poor performance including that formally communicated via a PIP, may result in a reduced payment or no payment for the employee under this Plan.

•	An employee who is subject to formal disciplinary proceedings will not be eligible for a payment under this Plan.

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Employees must be working for AllscriptsMisys as of February 28, 2009 and must still be employed on the payment date to be eligible for a payment. If an employee has been given notice of termination of employment or has resigned (or given notice of his or her intention to resign) at the time of payment, then payment may be made at the Company’s sole discretion.

•	Employees may join the Plan at any time during the year up to February 28, 2009.

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Transfers between Company plans can take place however in these circumstances an employee must have a minimum of 3 complete months within each plan. Where an employee has for example 10 months service in Plan 1 and 2 months in Plan 2 they would be calculated based on 12 month service in Plan 1. Where the minimum service criteria are met the bonus will be prorated for each plan to the nearest whole month.

•	All transfers between Company Plans and Commission type plans will be pro rated to the nearest whole month.

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Payment

•	No payments will be made unless the stated operating profit threshold is achieved.

•	Business performance is that reported by the Company for financial year 2008/09.

•	Payments will be calculated based on the employee’s annual base salary (before any allowances) as of May 31, 2009. No subsequent retroactive salary adjustments will be included.

•	For new hires payments will be pro-rated to reflect the number of completed months during the Plan year.

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Payments will be pro-rated for periods of extended absence in excess of 4 weeks. Extended absence includes maternity leave, parental leave, sabbaticals, long term sickness and any other period of absence if 4 weeks or more.

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Employees will be advised of any payments after the business performance has been confirmed. Payments will be made as soon as administratively feasible via normal payroll processing and will be subject to applicable taxes and withholdings.

•	All payments are subject to the approval of the CEO and Board of Directors.

•	The Plan is discretionary and may vary from time to time. Payments to individuals are not guaranteed, automatic nor contractual.

•	AllscriptsMisys reserves the right to amend the Plan at any time, for example to reflect changes to business plans or new compensation requirements